UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - November 20, 2006

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89052

(Address of principal executive offices, including zip code)

(702) 547-7300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SHEARSON FINANCIAL NETWORK, INC.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 20, 2006, Lee Shorey resigned from the position of Chief Financial Officer of Shearson Financial Network, Inc. and the board of directors appointed Theresa Carlise to fill the position of Chief Financial Officer.

Also on November 20, 2006, the board of directors of Shearson Financial Network, Inc appointed Lee Shorey to the position of Executive Vice President.

Shearson Financial Network, Inc. entered into an Employment Agreement with Theresa Carlise as its Chief Financial Officer. The Employment Agreement has a term of three years and provides for base compensation, performance payments, and standard benefits for Ms. Carlise. If the Employment Agreement is terminated Without Cause or Ms. Carlise terminates for Good Reason, as those terms are defined in the Employment Agreement, Ms. Carlise is entitled to severance payments. The Employment Agreement also contains provisions for confidentiality, non-competition, non-solicitation of customers, and noninterference with employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: November 27, 2006	SHEARSON FINANCIAL NETWORK

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer and President